UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 11, 2010
(Date of earliest event reported)
FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 001-33662	26-1336998 (I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746
(Address of principal executive offices) (zip code)
(512) 433-5200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
Forestar Group Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2010. Following are the results of voting on proposals submitted to stockholders at the Annual Meeting.
Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Name	For	Withhold	Broker Non-Votes
Kenneth M. Jastrow, II	29,088,814	1,737,597	2,405,137
James M. DeCosmo	29,676,115	1,150,296	2,405,137
James A. Johnson	28,483,953	2,342,458	2,405,137
Richard M. Smith	28,633,810	2,192,601	2,405,137
Proposal No. 2: The proposal to re-approve the material terms of the Company’s 2007 Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, was approved.
For: 25,211,777
Against: 7,772,078
Abstentions: 247,693
Proposal No. 3: The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2010, was approved.
For: 33,140,821
Against: 32,793
Abstentions: 57,934

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Date: May 12, 2010	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Executive Vice President, General Counsel and Secretary

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